Exhibit 10.3

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AWARD NOTICE OF

RESTRICTED STOCK UNITS AND
PERFORMANCE RESTRICTED STOCK UNITS

GRANTED PURSUANT TO THE

TRANSCAT, INC. 2021 INCENTIVE PLAN

Grantee:	Lee D. Rudow
Number of Restricted Stock Units (“RSUs”) Awarded:	12,500
Number of Performance Restricted Stock Units (“PRSUs”) Awarded:	12,500
Date of Grant:	August 21, 2025

1.

Grant of Restricted Stock Unit Award. This Award Notice serves to notify you that in satisfaction of the obligation to you under the Section 2.d of the Transition Agreement by and between Transcat, Inc., an Ohio corporation (the “Company”), and you, dated August 21, 2025 (the “Transition Agreement”), the Board of Directors of the Company has granted to you, under the Company’s 2021 Incentive Plan (the “Plan”), a restricted stock unit and performance restricted stock unit award (the “Award”), on the terms and conditions set forth in this Award Notice and the Plan, of the number of RSUs and PRSUs (together, the “Units”) set forth above. Each Unit entitles you to receive from the Company one share of the Company’s Common Stock, $0.50 par value per share (the “Common Stock”), which will vest (become non-forfeitable) as set forth in Sections 2 and 3 and will be payable in the form of shares of Common Stock as set forth in Section 4, all in accordance with the terms of this Award Notice, the Plan, and any rules and procedures adopted by the Committee. The Plan is incorporated herein by reference and made a part of this Award Notice. Capitalized terms not defined herein have the respective meanings set forth in the Plan.

2.	Vesting.

a.

RSU Vesting. Subject to Section 3 below, 4,167 RSUs shall vest on March 28, 2026; and (ii) the remaining 8,333 RSUs shall vest on March 27, 2027 (each, an “RSU Vesting Date”), provided that you are employed with the Company through the applicable RSU Vesting Date.

b.	PRSU Vesting. The PRSUs subject to the Award will vest on March 27, 2027 (the “PRSU Vesting Date”) based on the successful completion of all of the following:

i.	Subject to Section 3 below, you are employed with the Company through the PRSU Vesting Date;

ii.

The percentage of the PRSUs that will vest, if any, is determined based on the Company’s performance against the performance measure set forth below for the Company’s fiscal year ending March 28, 2026 (“Fiscal 2026”), as validated by the Company’s external auditors. The applicable performance measure for the Award and the percentage of PRSUs that vest for the specified levels of performance are as follows:

EBITDA ($ in 000s) for Fiscal 2026	Percentage of Number of PRSUs eligible to vest
$[***]	150%
$[***]	125%
$[***]	100%
$[***]	75%
$[***]	50%

No PRSUs will vest for Company performance below 50%, and therefore all PRSUs subject to the Award will be forfeited. Performance above 50% and up to 150% will be determined using straight line interpolation and the vesting percentages set forth above for the EBITDA results immediately preceding and immediately following the actual EBITDA results shown above.

3.	Effects of Certain Events.

a.

General. Subject to Sections 3(b) through 3(d) of this Award Notice, in the event that your employment with the Company is terminated prior to March 27, 2027 (including termination for Cause or termination as a result or your resignation, death or disability), all Units that are not vested as of the date of such termination are automatically forfeited.

b.

Effect of Termination Without Cause on RSUs. In the event of your termination of employment without Cause (as defined in the Transition Agreement) prior to March 27, 2027, then any RSUs shall become fully vested and shall be distributed at the time set forth in Section 4.

c.

Effect of Termination Without Cause on PRSUs. In the event of your termination of employment without Cause prior to the PRSU Vesting Date, then vesting condition under Section 2(b)(i) shall be deemed to be satisfied, the Award shall continue, and the vested PRSUs, if any, from such performance, shall be distributed at the time set forth in Section 4, based on actual performance.

d.	Change in Control. Upon a Change in Control of the Company, the provisions of Section 7.1 of the Plan shall automatically and immediately become operative with respect to the Award.

4.	Issuance of Shares of Common Stock.

a.

RSUs. Unless the RSUs are forfeited prior to the applicable RSU Vesting Date as provided in Sections 2 and 3 above, the RSUs will be payable in the form of Common Stock as follows: (i) the 4,167 RSUs from the first installment, within 30 days following their March 28, 2026 RSU Vesting Date; and (ii) 4,167 RSUs from the second installment within 30 days following March 27, 2027 and the remaining 4,166 RSUs from the second installment within 30 days following March 25, 2028 (each of the foregoing payment dates, also a “Payment Date”).

b.

PRSUs. Unless the PRSUs are forfeited prior to the PRSU Vesting Date as provided in Sections 2 and 3 above, the PRSUs will be payable in the form of Common Stock as follows: (i) 50% of the PRSUs that vested within 30 days following March 27, 2027; and (ii) the remaining 50% of the PRSUs that vested within 30 days following March 25, 2028 (each of the foregoing payment dates, also a “Payment Date”).

c.

Delivery. Each vested Unit will be payable in the form of one share of Common Stock. Shares of Common Stock will be registered on the books of the Company in your name as of the applicable Payment Date and delivered to you at the times set forth above, in certificated or uncertificated form, as you shall direct. You understand that the Company will, and you hereby authorize the Company to, issue such instructions to its transfer agent as the Company may deem necessary or proper to comply with the intent and the purposes of this Award Notice.

5.

Nontransferability. The Units awarded pursuant to this Award Notice may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (“Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any prohibited Transfer, whether voluntary or involuntary, of the Units is attempted to be made, or if any attachment, execution, garnishment, or lien shall be attempted to be issued against or placed upon the Units, your right to such Units shall be immediately forfeited to the Company, and this Award Notice shall be null and void.

6.	No Shareholder Rights. The Units do not entitle the Grantee to any rights of a shareholder of Common Stock, including dividends or voting rights.

7.

Restrictions on Issuance of Shares. If at any time the Company determines that listing, registration or qualification of the shares of Common Stock subject to this Award upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the Award or issuance of certificate(s) for Common Stock hereunder, then, subject to the limitations imposed under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such Award or issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

8.

Plan Controls. The Award is subject to all of the provisions of the Plan, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

9.

Taxes. You are responsible for any and all federal, state and local taxes (other than stock transfer or issuance taxes) arising as a result of the vesting of the Units or the delivery of the shares of Common Stock to you pursuant to this Award or any subsequent sale of the shares of Common Stock by you.

10.

Section 409A. This Award Notice and the Units granted hereunder are intended to comply with the requirements of Section 409A of the Code and shall be construed and interpreted in a manner consistent with such intent.

[acknowledgement follows]

ACKNOWLEDGEMENT

The undersigned Grantee acknowledges receipt of, and understands and agrees to, this Award Notice and the Plan. The Grantee further acknowledges that the Award satisfies the Company’s obligation to the Grantee under the Section 2.d of the Transition Agreement, and that as of the Date of Grant, this Award Notice, the Plan, and the Transition Agreement set forth the entire understanding between the Grantee and the Company regarding the grant of the Units under the Award and supersede all prior oral and written agreements on that subject.

Date:	August 21, 2025
Transcat, Inc.

By:	/s/ Gary J. Haseley
Gary J. Haseley
Chairman

Grantee:

/s/ Lee D. Rudow